UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2020

MultiPlan Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39228	83-3536151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Fifth Avenue New York, NY	10003
(Address of principal executive offices)	(Zip Code)

(212) 780-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A Common Stock, par value $0.0001 per share	MPLN	New York Stock Exchange
Warrants	MPLN.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On October 26, 2020, MultiPlan Corporation (“MultiPlan” or the “Company”) issued a press release announcing that the Company’s indirect wholly owned subsidiary, MPH Acquisition Holdings LLC (the “Issuer”), intends to offer up to $1,200 million in aggregate principal amount of senior notes (the “Notes”), subject to market and other conditions. The Notes are expected to be guaranteed on a full and unconditional basis by each of the Issuer’s wholly owned domestic restricted subsidiaries that guarantees the Issuer’s new senior secured credit facilities.

The Issuer will use the net proceeds from the offered Notes and borrowings under its new senior secured credit facilities, together with cash on hand, (i) to redeem, satisfy and discharge all of the Issuer’s outstanding 7.125% Senior Notes due 2024 and repay its indebtedness under its existing senior secured credit facilities and (ii) to pay fees and expenses in connection therewith.

A copy of this press release is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 99.1 and is incorporated herein by reference.

The Notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Neither this Report nor the press release attached hereto as Exhibit 99.1 shall constitute an offer to sell or a solicitation of an offer to buy the securities described above, and neither this Report nor the press release attached hereto as Exhibit 99.1 shall constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

FORWARD-LOOKING STATEMENTS

This Report contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act of 1934, as amended. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will,” and other similar expressions relating to the offering of the Notes, borrowings under the new credit facility and the anticipated use of proceeds therefrom. Such forward-looking statements, including those related to the offering, refinancing the Issuer’s indebtedness, and the use of proceeds are based on current expectations that are subject to known and unknown risks and uncertainties.

Factors that may impact such forward-looking statements include the factors discussed under “Risk Factors” in the Company’s Definitive Proxy Statement on Schedule 14A filed September 18, 2020, as such risk factors may be updated from time to time in the Company’s periodic and other filings with the SEC. The Company’s periodic and other filings are accessible on the SEC’s website at www.sec.gov. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this news release to conform these statements to actual results or to changes in our expectations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 26, 2020, of MultiPlan Corporation

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2020	MultiPlan Corporation

	By:	/s/ David Redmond
	Name:	David Redmond
	Title:	Executive Vice President and Chief Financial Officer